Exhibit 10.67

PALM, INC.

2009 STOCK PLAN

STOCK OPTION AGREEMENT

A. Grant of Option.

The Administrator hereby grants to the Optionee named in the Notice of Grant (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of the Notice of Grant or this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice in the form and manner specified by the Company (the “Exercise Notice”). As determined by the Company, the Exercise Notice shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company in the manner specified by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such properly completed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1. cash; or

2. check; or

3. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

D. Non-Transferability of Option.

This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or by beneficiary designation (to the extent permitted by the Administrator and under Applicable Laws) and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan, the Notice of Grant and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F. Withholding.

The Company shall not deliver Exercised Shares or the proceeds of the sale of Exercised Shares, unless and until the Optionee has made arrangements satisfactory to the Company and/or the Optionee’s employer (the “Employer”) to satisfy any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”). If the Optionee does not make such satisfactory arrangements, including the tender of cash or a check or other cash equivalent sufficient to satisfy the Tax-Related Items and/or authorize a “Sell to Cover” transaction (as defined in this sentence), the Company and/or the Employer (or the Parent or Subsidiary to which the Optionee provides service) will withhold or cause to have withheld a portion of the Exercised Shares or the proceeds of the sale of Exercised Shares that have an aggregate market value or amount that is sufficient to pay the Tax-Related Items required to be withheld or accounted for by the Company and/or the Employer (or the Parent or Subsidiary to which the Optionee provides service) with respect to the Exercised Shares or require E*TRADE or the applicable broker utilized by the Company to sell on the market a portion of the Exercised Shares that have an aggregate market value sufficient to pay the Tax-Related Items (a “Sell to Cover”). Any Sell to Cover arrangement shall be pursuant to terms specified by the Company from time to time. To avoid any negative accounting treatment, the Company and/or the Employer or E*TRADE (or the applicable broker) may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts, minimum applicable federal, state and local income, employment and any other applicable taxes or other applicable withholding rates (the “Minimum Withholding Amount”). No fractional Shares will be withheld, sold to cover the Tax-Related Items or Minimum Withholding Amount (if required under Applicable Laws) or issued pursuant to the exercise of this Option; unless determined otherwise by the Company, any additional withholding necessary for this reason will be done by the Company and/or the Employer, or their respective agents, in their sole discretion, through the Optionee’s paycheck or through direct payment by the Optionee to the Company and/or the Employer in the form of cash, check or other cash equivalent. Instead of or in combination with the foregoing withholding methods, the Company and/or the Employer (or the Parent or Subsidiary to which the Optionee provides service) may, in its discretion, require the Optionee to pay an amount necessary to pay the applicable taxes directly to the Company (or the Parent or Subsidiary to which the Optionee provides service) in the form of cash, check or other cash equivalent, and/or may withhold an amount necessary to pay the applicable taxes from the Optionee’s paycheck, in each case with no or reduced withholding or Sell to Cover of Shares. By accepting this Award, the Optionee expressly consents to the withholding of Shares and to any cash or Share withholding or Sell to Covers as provided for in this paragraph F. If the obligation for Tax-Related Items is satisfied by withholding in Exercised Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Exercised Shares subject to the exercised Options, notwithstanding that a number of the Exercised Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

Regardless of any action the Company or the Employer takes with respect to the Tax-Related Items, the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her sole responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Exercised Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee has become subject to tax in more than one jurisdiction between the grant date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that is not satisfied by the means previously described.

G. Notice of Disqualifying Disposition of ISO Shares.

If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

H. Nature of Grant

In accepting the Option, the Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be amended, suspended or terminated by the Company at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(d) the Optionee is voluntarily participating in the Plan;

(e) the Option and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, or the Employer, and which is outside the scope of the Optionee’s employment contract, if any;

(f) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the Option and any Shares acquired under the Plan are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary or affiliate of the Company;

(h) the Option grant and the Optionee’s participation in the Plan will not be interpreted to form an employment contract or relationship as a Service Provider with the Company or any Subsidiary or affiliate of the Company;

(i) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(j) if the underlying Shares do not increase in value, the Option will have no value;

(k) if the Optionee exercises the Option and acquires Exercised Shares, the value of such Exercised Shares may increase or decrease in value, even below the Exercise Price;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Optionee’s employment or engagement as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company or the Employer, waive his or her ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(m) in the event of termination of the Optionee’s employment or engagement as a Service Provider (whether or not in breach of local labor laws), the Optionee’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that the Optionee is no longer actively employed or engaged as a Service Provider and will not be extended by any notice period mandated under local law (e.g., active employment or engagement as a Service Provider would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed or engaged as a Service Provider for purposes of this Option grant; and

(n) the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

I. No Advice Regarding Grant.

The Company has made no warranties or representations to the Optionee with respect to the income tax consequences of the transactions contemplated by this Option Agreement and the Shares issuable thereunder, and the Optionee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Optionee acknowledges that the Optionee has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the Option or the ownership of the Shares issuable thereunder. The Optionee further acknowledges that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Shares issuable thereunder. The Optionee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Option and the Shares issuable thereunder. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

J. Data Privacy.

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to E*TRADE or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s human resources representative. The Optionee authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her human resources representative.

K. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan, the Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

The internal substantive laws, but not the choice of law rules, of California govern this Option grant and this Option Agreement. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Option grant or this Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

L. Restrictions on Sale of Securities.

The Optionee’s subsequent sale of the Exercised Shares will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies and any applicable securities laws.

M. Rights as Stockholder.

Neither the Optionee nor any person claiming under or through the Optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares underlying the Option unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and if issued in certificated form, delivered to the Optionee.

N. Binding Agreement.

Subject to the limitation on the transferability of this grant contained herein, this Option Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

O. Agreement Severable.

In the event that any provision in this Option Agreement shall be held illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of this Option Agreement, and this Option Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included.

P. Captions.

Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

Q. NO GUARANTEE OF CONTINUED SERVICE.

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S (OR THE EMPLOYER’S) RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, FOR ANY REASON OR NO REASON, WITH OR WITHOUT NOTICE, OR WITH OR WITHOUT CAUSE.

R. Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

S. Language.

If the Optionee has received this Option Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

T. Appendix.

This Option shall be subject to any special provisions set forth in the Appendix for the Optionee’s country of residence, if any. If the Optionee relocates to one of the countries included in the Appendix during the life of the Option, the special provisions for such country shall apply to the Optionee, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Option Agreement.

U. Imposition of Other Requirements.

The Company reserves the right to impose other requirements on the Option and the Exercised Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.